Exhibit (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the report to shareholders included under Item 1 of the attached Form N-CSR (the “Report”) of the Popular U.S. Government Money Market Fund (the “Registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission, each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer’s knowledge:

1.

The Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated:	February 12, 2026

/s/ Angel M. Rivera
Angel M. Rivera
President

Dated:	February 12, 2026

/s/ James Gallo
James Gallo
Treasurer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.